Exhibit T3B-17

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S/D $100.00

JAMAICA

THE COMPANIES ACT

COMPANY LIMITED BY SHARES

ARTICLES OF ASSOCIATION OF

DUKE SERVICES NUMBER 8 LIMITED

PRELIMINARY

1. In these articles, unless the context otherwise requires:

"The Act"	shall mean the Companies Act, and every other Act incorporated therewith, or any Act or Acts substituted therefor; and in case of any such substitution the reference in these articles to the provisions substituted therefor in the new Act or Acts.
"The Company"	shall mean DUKE SERVICES NUMBER 8 LIMITED
"The Register"	shall mean the Register of Members to be kept as required by the Act.
"Month"	shall mean calendar month.
"Paid up"	shall include "credited as paid up".
"Jamaica"	shall mean the Island of Jamaica.
"Seal"	shall mean the common seal of the Company.
"Office"	shall mean the registered office for the time being of the Company.
"Secretary"	shall include any assistant or deputy Secretary and any person appointed to perform the duties or any particular duty of the Secretary temporarily.
"In writing"	shall include printed, lithographed, typewritten and visibly represented or reproduced by any other mode.
"Bankrupt"	shall include a person becoming bankrupt or entering into or making any composition or arrangement statutory or otherwise with or without assignment of all his property for the benefit of his creditors generally, and
"Bankruptcy"	shall have a corresponding meaning.
"These presents"	shall mean the Memorandum of Association and these articles and all the regulations of the Company for the time being in force.

Words and expressions which have a special meaning assigned to them in the Act shall have the same meaning in these presents.

Words importing the singular number only shall include the plural, and the converse shall also apply.

Words importing individuals shall include corporations.

EXCLUSION OF TABLE A

2. The Regulations in Table A in the First Schedule to the Act shall not apply to the Company except in so far as they are repeated or contained in these articles.

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PRIVATE COMPANY

3. The Company is a private company and accordingly:

(a) The right to transfer shares is restricted in manner hereinafter prescribed;

(b) The number of members ~~in the employment~~ of the Company (exclusive of persons who are in the employment in Company and of persons who having been formerly in the employment of the Company were while in such employment and have continued after the determination of such employment to be members of the Company) is limited to twenty; Provided that where two or more persons hold one or more shares in the Company jointly they shall for the purpose of this article be treated as a single member;

(c) any invitation to the public to subscribe for any shares or debentures of the Company is prohibited;

(d) the Company shall not make any invitation to the public to deposit money for fixed periods or payable on call whether bearing or not bearing interest;

(e) subject to any exceptions in this behalf which may be provided for by the Fourteenth Schedule to the Act no person other then the holder shall have any interest in any the Company's shares;

(f) the Company shall not have power to issue share warrants to bearer.

4. The Directors may at any time require any person whose name is entered in the Registrar to furnish any information, supported (if the Directors so require) by a statutory declaration, which they may consider necessary for the purpose of determining whether or not the Company is a private company within the meaning of the Act.

SHARE CAPITAL, CERTIFICATES & VARIATION OF RIGHTS

5. Without prejudice to any special rights previously conferred on the holders of existing shares in the Company, any share in the Company may be issued with such preferred, deferred or other special rights, or such restrictions, whether in regard to dividend, voting, return of capital, transfer or transmission, or otherwise as the Company may from time to time by ordinary resolution determine.

6. Subject to the provisions of Section 57 of the Act, any preference shares may, with the sanction of any ordinary resolution, be issued on the terms that they are, or at the option of the Company are liable, to be redeemed on such terms and in such manner as the Company before the issue of the shares may be special resolution determine.

7. If at any time the capital is divided into different classes of shares, the rights attached to any class or any of such rights, (unless otherwise provided by the terms of issue of the shares of that class) may whether or not the Company is being wound up be modified, abrogated, or varied with the consent in writing of the holders of a majority of the issued shares of that class, or with the sanction of an ordinary resolution passed at a separate general meeting of the holders of the shares of the class, but not otherwise, subject however to any right which may be given by the Act to any persons to apply to the Court to have the variation cancelled. To every such separate general meetings, shall, mutatis, mutandis, apply but so that at every such seperate general meeting the quorum shall be two persons at least holding or representing by proxy one third of the issued of the class, and that any holder of shares of the class present in person or by proxy may demand a poll.

8. The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall be deemed to be varied by the creation or issue of further shares ranking pari passu therewith provided that the effect of such an issue is to reduce the proportion of dividends or distribution payable at any time to the holders of the existing shares of that class or to diminish the proportion of the total votes exercisable by the holders of the existing shares of that class.

9. The Company shall not give, whether directly or indirectly, and whether by means of a loan, guarantee, the provision of security or otherwise, any financial assistance for the purpose of or in connection with a purchase or subscription made or to be made by any person of or for any shares in the Company or in its holding company nor shall the Company make a loan for any purpose whatsoever on the security of its

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shares or those of its holding company.

10. Provided that nothing in this section shall be taken to prohibit:

(a) where the lending of money is part of the ordinary business of the Company, the lending of money in the ordinary course of its business;

(b) the provisions by the Company in accordance with any scheme for the time being in force, of money for the purchase of, or subscription for, fully paid shares in the Company or its holding company, being a purchase of subscription by trustees of the employees of the Company, including any Director holding a salaried employment or office in the Company;

(c) the making by the Company of loans to persons other than Directors, bona fide in the employment of the Company with a view to enabling those persons to purchase or subscribe for fully paid shares in the Company or its holding company to held by way of beneficial ownership.

11. Subject to the provisions of Section 52 of the Act the Company may pay a commission to any person in consideration of his subscribing or agreeing to subscribe, whether absolutely or conditionally, for any shares in the Company, or procuring or agreeing to procure subscriptions, whether absolute or conditional, for any shares in the Company at any rate approved by the Directors, provided that per centum or the amount of the commission paid or agreed to be paid shall be disclosed in any manner required by the Act and the rate of the commission shall not exceed the rate of ten per centum of the price at which the shares in respect whereof the same is paid are issued or an amount to ten per centum of such price (as the case may be). Such commission may be satisfied by payment in cash or by the allotment of fully or partly paid shares, or partly in one way and partly in the other. The Company may also on any issue of shares pay such brokerage as may be lawful.

12. Except as required by law, no person shall be recognised by the Company as holding any share upon any trust, and the Company shall not be bound by or be compelled in any way to recognised (even when having notice thereof) any equitable, contingent, future or partial interest in any share or any interest in any share or any interest in any fractional part of a share or (except only as by these articles or by law otherwise provided) any the rights in respect of any share except an absolute right to the entirety thereof in the registered holder.

13. Every member shall be entitled without payment to one certificate under the seal for all the shares registered in his name, or, in the case of shares of more than one class being registered in his name, to a separate certificate for each class of shares so registered. Every certificate shall specify the number and class of shares in respect of which it is issued and the distinctive numbers of such shares and the amount paid up thereon respectively. Every such certificate shall be delivered to the member within two months after the allotment or within three months of the lodging with the Company of the transfer, as the case may be, of the shares comprised therein, unless on allotment the conditions of issue of the shares otherwise provide.

14. If any member shall require additional certificates he shall pay for each additional certificate such reasonable sum as the Directors shall determine.

15. If any certificate be defaced, worn-out, lost, or destroyed, a new certificate may be issued on payment of such reasonable sum as the Directors may prescribe, and the person requiring the new certificate shall surrender the defaced or worn-out certificate or give such evidence of the loss or destruction of the certificate and such indemnity to the Company as the Directors may think fit.

16. The shares shall be under the control of the Directors, who may allot and dispose of or grant options over the same to such persons, on such terms, and in such manner as they think fit. Shares may be issued at par or at a premium.

JOINT HOLDERS OF SHARES

17. Where two or more persons are registered as the holders of any share they shall be deemed to hold the same as joint tenants with benefit of survivorship, subject to the provisions following:

(a) The joint holders of any share shall be liable severally as well as jointly, in respect of all calls and payments which ought to be made in respect of such share.

(b) On the death of any one of such joint holders the survivor or survivors shall be the only person or persons recognised by the Company as having any title to such share; but nothing herein

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contained shall release the estate of the deceased joint holder from any liabilities in respect of any share which had been jointly held by him.

(c) Any one of such joint holders may give effectual receipts for any dividend, bonus, or return of capital payable to such joint holders.

(d) Only the person whose name stands first in the Register as one of the joint holders of any share shall be entitled to delivery of the certificate relating to such share, or to receive notices from the Company, and any notice given to such person shall be deemed notice to all the joint holders. Where such person does not register with the Company an address within the Island, notice may be given by the Company to any other joint holder and similarly such notice shall be deemed to be notice to all the joint holders.

(e) Any one of the joint holders of any share for the time being conferring a right to vote may vote either personally or by proxy at any meeting in respect of such share as if he were solely entitled thereto, providing that if more than one of such joint holders be present at any meeting, either personally or by proxy, the person whose name stands first in the Register as one of such holders, and other, shall be entitled to vote in respect of the said shares.

(f) The Company shall not be obliged to register more than four persons as joint holders of a share.

LIEN

18. The Company shall have a first and paramount lien upon all shares held by any member of the Company (whether alone or jointly with other persons) and upon all dividends and bonuses which may be declared in respect of such shares, for all debts, obligations and liabilities whatsoever of such member or his estate to the Company; provided always that if the Company shall register a transfer of any shares upon which it has such a lien as aforesaid without giving to the transferee notice of its claim the said shares shall, in default of agreement to the contrary between the Company and the transferee be freed and discharged from the lien of the Company. The Directors may at any time declare any share to be wholly or in part exempt from the provisions of this Article.

19. The Directors may, at any time after the date for the payment or satisfaction of such debts, obligations or liabilities shall have arrived, serve upon any member who is indebted or under any obligation or liability to the Company, or upon the persons entitled to his share by reason of the death or bankruptcy or such a member, a notice requiring him to pay the amount due to the company or satisfy the said obligation or liability and stating that if payment is not made or the said obligation or liability is not satisfied within a time (not being less than fourteen days) specified in such notice, the shares held by such member will be liable to be sold; and if such member or the person entitled to his shares as aforesaid shall not comply with such notice within the time aforesaid the Directors may sell such shares without further notice, and for the purpose of giving effect to any such sale the Directors may authorize some person to transfer the shares so sold to the purchaser thereof.

20. Upon any sale being made by the Directors of any shares to satisfy the lien of the Company thereon, the proceeds shall be applied; first in payment of all costs of such sale; next, in satisfaction of the debts, obligations and liabilities of the members of the Company; and the residue (if any) shall be paid to the person entitled to the shares at the date of the sale, or as he shall in writing direct.

21. An entry in the Directors' Minute Book that any shares have been sold to satisfy a lien of the Company shall be sufficient evidence as against all persons claiming to be entitled to such shares that the said shares were properly forfeited or sold; and such entry, the receipt of the Company for the price of such shares and the appropriate share certificate, shall constitute a good title to such shares and subject to the due signature of a transfer if the same be required, the name of the purchaser or other person entitled shall be entered in the Register as a member of the Company, and he shall be entitled to a certificate of title to the shares and shall not be bound to see to the application of the purchase money nor shall his title to the said shares be affected by any irregularity or invalidity in the proceedings in reference to the forfeiture of sale. The remedy (if any) of the former holder of such shares and of any person claiming under or through him, shall be against the Company and in damages only.

CALLS ON SHARES

22. The Directors may from time to time make calls upon the members in respect of all moneys unpaid on their shares (whether on account of the nominal amount of the shares or by way of premium) and not by the terms of issue thereof made payable at any fixed time; provided that no call shall exceed one fourth of the nominal amount of the share, or be made payable within one month after the date when the last instalment

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call was passed.

24. If a call payable in respect of any share or any instalment of a call be not paid before or on the day appointed for payment thereof, the holder for the time being of such share shall be liable to pay interest on the same at such rate, not exceeding ten per centum per annum as the Directors shall determine from the day appointed for the payment of such call or instalment to the time of actual payment; but the Directors may, if they shall think fit, waive the payment of such interest or any part thereof.

25. If by the terms of issue of any shares, or otherwise, any amount is made payable at any fixed time, whether on account of the nominal amount of the shares or by way of premium, every such amount shall be payable as if it were a call duly made by the Directors of which due notice had been given; and all the provisions hereof with respect to the payment of calls and interest thereon, expenses, or to the forfeiture of shares for non-payment of calls, shall apply to every such amount and the shares in respect of which it is payable.

26. The Directors may make arrangements on the issue of shares for a difference between the holders of such shares in the amount of calls to be paid and in the time of payment of such calls.

27. The Directors may, if they think fit, receive from any member willing to advance the same all or any part of the moneys uncalled and unpaid upon any shares held by him; and upon all or any of the moneys so paid in advance the Directors may (until the same would, but for such advance, become, presently payable) pay interest at such rate (not exceeding, without the sanction of the Company in general meeting, six per centum per annum) as may be agreed upon between the member paying the moneys in advance and the Directors.

TRANSFER OF SHARES

28. The instrument of transfer of any share in the Company shall be in writing and shall be signed by or on behalf of the transferor and the transferee, and duly attested, and the transferor shall be deemed to remain the holder of such share until the name of the transferee is entered in the Register in respect thereof.

29. Subject to the restrictions of these articles shares in the Company may be transferred in any usual or common form or in any other form of which the Directors shall approve.

30. The Directors may at any time in their absolute and uncontrolled discretion and without assigning any reason decline to register any transfer of shares. The Directors may also suspend the registration of transfers at such times and for such periods as they may from time to time determine but so that such registration shall not be suspended for more than thirty days in any year. The Directors may decline to recognised any instrument of transfer unless:

(a) A fee not exceeding fifty cents is paid to the Company in respect therefor, and

(b) The instrument of transfer is accompanied by the certificate of the shares to which it relates and such other evidence as the Directors may reasonably require to show the right of the transferor to make the transfer.

(c) The instrument of transfer is in respect of only one class of share.

31. If the Directors refuse to register a transfer they shall within two months after the date on which the transfer was lodged with the Company send to the transferee notice of the refusal.

32. The Company shall be entitled to charge such fee not exceeding fifty cents, as the Directors may from time to time determine for registering any probate, letter of administration, certificate of marriage or death, power of attorney, notice in lien of distringes or other instrument relating to or affecting the title to any shares.

RESTRICTIONS ON TRANSFER OF SHARES

32A. No member shall sell or transfer any share in the company without first offering same to the other members of the company as hereinafter appears:-

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(i) *Any member desiring to sell or transfer any of his shares (hereinafter referred to as the vendor) shall notify the secretary in writing of such his desire specifying the number of such shares which he desires to sell or transfer. Any such notice may be renewed from time to time but every such notice shall be deemed to be an officer, which may not be withdrawn until the expiration of one calendar month from the time of service thereof on the secretary.*

(ii) *The Secretary thereupon forthwith notify in writing the other members of the company giving particulars of the number of shares so offered for sale and of the date when the vendor shall have so notified the secretary of his desire to sell such shares. Each of the other members of the company shall then have the right, within one calendar month after the vendor shall have notified the secretary as aforesaid to purchase the said shares or his proper proportion thereof. Each such member desiring to purchase shall within the said one calender month notify the secretary in writing of his willingness to purchase and may in such notification limit the number of shares that he is willing to purchase.*

(iii) *At the expiration of the said calendar month the secretary shall allocate the said shares to or amongst the member or members (hereinafter called a Purchasing Member or Members) who shall have expressed his or their willingness to purchase as aforesaid and (if more than one) so far as may be, pro rata according to the number of shares already held by them respectively, so that however no Purchasing Member shall have allocated to him more than the limited number of shares notified by him as aforesaid. Where such allocation would result in any Purchasing Member being entitled to purchase fractions of any share the secretary shall divide the said shares among them as nearly as practicable to t he nearest whole share and such divisions and allocation shall be conclusive.*

(iv) *The secretary shall as soon as practicable notify each Purchasing Member of the number of the said shares allocated to him and also notify the Vendor of the name and address of each Purchasing Member and of the number of shares allocated to him. Such allocation and notification shall constitute a contract between the Vendor and each Purchasing Member and of the number of shares allocated to him. Such allocation and notification shall constitute a contract between the Vendor and each Purchasing Member to sell and purchase at the price hereinafter mentioned the number of shares so allocated to that Purchasing Member.*

(v) *The price per share for any shares sold pursuant to the previous provisions of this Article shall be in each case such price as may be agreed upon between the Vendor and the Purchasing Member or failing such Agreement the price shall b e determined by arbitration between the Vendor and the Purchaser under the Arbitration Law.*

(vi) *As soon as the price in each case shall be settled between the Vendor and any Purchasing Member:*

(a) *The Vendor shall be bound on payment of the said price to transfer the relevant shares to the Purchasing Member and, if he make default in so doing within one calendar month, the secretary may receive and give a good discharge for the purchase money on behalf of the Vendor and enter the name of the Purchasing Member in the Register of Members as holder by transfer of the relevant shares purchased by him as aforesaid.*

(b) *If the Purchasing Member make default in making payment of the said sale as having been determined without prejudice to his right to recover damages from the Purchasing Member for his breach thereof, and may require the secretary forthwith to offer the said shares for sale again under the previous provisions of this Article and unless he shall do so, the provisions of the next succeeding sub-Article hereof shall not apply to the said shares. If the Vendor shall so offer the shares for sale again under the previous provisions of tees Article within six calendar months of such default by the Purchasing Member no Purchasing Member who shall have made any such default in relation to the said shares or any other shares originally offered for sale by the Vendor hereunder at the same time shall be entitled to purchase any of the said shares as hereinbefore provided.*

(vii) *The Vendor may sell or transfer to any person at any price any share which shall have been offered for sale under the previous provisions of this Article and which shall not be purchased*

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hereunder by any other member, provided that the relevant transfer is forwarded to the company for registration within six calendar months of the last date on which any member may have been entitled under this article to purchase such shares.

32B. The provisions of the preceding Article hereof shall not apply to a transfer made by a shareholder to a wife or husband or to a child or grandchild or by a child to a parent or by the personal representatives of a deceased member to themselves or to any person becoming entitled to any share of such deceased member under his Will or on his intestacy or to a transfer made with the approval of the directors by a trustee to a new trustee or to a beneficiary upon the determination of any trust provided that the directors are satisfied that such trust was not created for the purpose of avoiding the provisions of the preceding article hereof.

32C. If the provisions of the two preceding articles hereof shall be inconsistent with any other provisions of These Presents, the provisions of the said two articles shall prevail.

TRANSMISSION OF SHARES

33. On the death of any member (not being one of two or more joint holders of a share) the legal personal representative of such deceased, shall be the only persons recognized by the Company as having any title to the share or shares registered in his name.

34. Any person becoming entitled to a share by reason of the death or bankruptcy of a member may upon such evidence being produced as may from time to time be required by the Directors, elect either to be registered as a member in respect of such share or to make and execute such transfer of the share as the deceased or bankrupt person could have made. If the person so becoming entitled shall elect to be registered himself he shall give to the Company a notice in writing signed by him that he so elects. The Directors shall in either case have would have had if the death or bankruptcy of the member had not occurred and the notice of election or transfer were a transfer executed by that member.

35. Any person becoming entitled to a share by reason of the death or bankruptcy of the holder shall be entitled to the same dividends and other advantages to which he would be entitled if he were the registered holder of the share, except that he shall not, unless and until he is registered as a member in respect of the share, be entitled in respect of it to receive notice of, or to exercise any right conferred by membership, in relation to, meetings of the Company: provided always that the Directors may at any time give notice requiring any such person to elect either or be registered himself or to make such transfer as aforesaid, and if such notice is not complied with within ninety days after service thereof the Directors may thereafter withhold payment of all dividends, bonuses or other moneys payable in respect of such share until the requirement of the notice has been complied with.

FORFEITURE OF SHARES

36. If any member fails to pay any call or installment of a call on the day appointed for payment thereof, the Directors may, at any time thereafter during such time as any part of the call or installment remains unpaid, serve a notice on him requiring him to pay so much of the call or installment as is unpaid, together with interest accrued and any expenses incurred by reason of such non-payment.

37. The notice shall name a further day (not being earlier than the expiration of fourteen days from the date of the notice) on or before which such call or installment and all interest accrued and expenses incurred by reason of such non-payment are to be paid, and it shall also name the place where payment is to be made. The notice shall also state that in the event of non-payment at or before the time and at the place appointed the shares in respect of which such call or installment is payable will be liable to forfeiture.

38. If the requirements of any such notice as aforesaid be not complied with, any shares in respect o which such notice has been given may, at any time thereafter before the payment required by the notice has been made, be forfeited by a resolution of the Directors to that effect, and any such forfeiture shall extend to all dividends declared in respect of the shares so forfeited, but not actually paid before such forfeiture.

39. Any shares so forfeited shall be deemed to be the property of the Company, and may be sold or otherwise disposed of in such manner, either subject to or discharged from all calls made or instalment due prior to the forfeiture, as the Directors think fit; or the Directors may, at any time before such shares are sold or otherwise disposed of, annual the forfeiture upon terms as they may approve. For the purpose of giving effect to any such sale or other disposition the Directors may authorize some person to transfer the shares so sold or otherwise disposed of to the purchaser thereof or other person becoming entitled thereto, and he shall thereupon be registered as the holder of the share, and shall not be bound to see to the application of the purchase money, if any, nor shall his title to the share be affected by any irregularity or invalidity in the proceedings in reference to the forfeiture, sale or disposal of the share.

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40. Any person whose shares have been forfeited shall cease to be a member in respect of the forfeited shares, but shall notwithstanding, remain liable to pay to the Company all moneys which at the date of the forfeiture were presently payable by him to the Company in respect of the shares, together with interest thereon at such rate, not exceeding ten per centum per annum, as the Directors shall appoint, down to the date of payment, but his liability shall cease if and when the Company receive payment in full of all such moneys in respect of the shares, together with interest as aforesaid. The Directors may, if they shall think fit, remit the payment of such interest or any part thereof.

41. When any share have been forfeited an entry shall forthwith be made in the Register recording the forfeiture and the date thereof, and so soon as the shares so forfeited have been sold or otherwise disposed of an entry shall also be made of the manner and date of the sale or disposal thereof. The entry in the Register or in the Director's minute book recording forfeiture of the shares shall be conclusive evidence of that fact as against all persons claiming to be entitled to the share.

42. The provisions of these Articles as to forfeiture shall apply in the case of non-payment of any sum which, by the terms of issue of a share, becomes payable at a fixed time, whether on account of the nominal value of the share or by way of premium, as if the same had been payable by virtue of a call duly made and notified.

ALTERATION OF CAPITAL

43. The Company may by ordinary resolution increase the capital by the creation of new shares, such increase to be of such aggregate amount and to be divided into shares of such respective amounts as the resolution shall prescribe.

44. Any capital raised by the creation of new shares shall, unless otherwise provided by the conditions of issue, be considered as part of the original capital, and shall be subject to the same provisions with reference to the payment of calls and the forfeiture of shares on non-payment of calls, transfer and transmission of shares, lien, or otherwise, as if it had been part of the original capital.

45. Subject to any direction to the contrary that may be given by the Company in general meeting, all new shares shall, before issue, be offered to such persons as at the date of the offer are entitled to receive notices from the Company of general meetings in proportion, as nearly as the circumstances admit, to the amount of the existing shares to which they are entitled. The offer shall be made by notice specifying the number of shares offered, and limiting a time within which the offer, if not accepted will be deemed to be declined, and after the expiration of that time, or on the receipt of an intimation from the person to whom the offer is made that he declines to accept the shares offered, the Directors may dispose of those shares in such manner as they think most beneficial to the Company. The Directors may likewise so dispose of any new shares which (by reason of the ration which the new shares bear to the shares held by persons entitled to an offer of new shares) cannot, in the opinion of the Directors, be conveniently offered under this article.

46. The Company may by ordinary resolution:

(a) sub-divide its existing shares or any of them into shares of smaller amount than is fixed by the Memorandum of Association: provided that in the sub-division of an existing share the proportion between the amount paid and the amount (if any) unpaid on each reduced share shall be, the same as it was in the case of the share from which the reduced share is derived and subject always to the provisions of Section 61 (i) (d) of the Act;

(b) consolidate and divide its capital or any part thereof into shares of larger amount than its existing shares;

(c) cancel any shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person.

46A (i) The company may be ordinary resolution convert any paid-up shares into stock, and reconvert any stock into paid-up shares of any denomination.

(ii) The holders of stock may transfer the same, or any part thereof, in the same manner, and subject to the same regulations, as and subject to which the shares from which the stock arose might previously to conversion have been transferred, or as near thereto as circumstances admit; and the directors may from time to time fix the minimum amount of stock transferable but so that such minimum shall not exceed the nominal amount of the shares from which the stock arose.

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(iii) The holders of stock shall, according to the amount of stock held by them, have the same rights privileges and advantages as regards dividends, voting at meetings of the company and other matters as if they held the shares from which the stock arose, but not such privilege or advantage (except participation in the dividends and profits of the company and in the assets on winding up) shall be conferred by an amount of stock which would not, if existing in shares, have conferred that privilege or advantage.

(iv) Such of the regulations of the company as are applicable to paid up shares shall apply to stock, and the words "share" and "shareholder" therein shall include "stoc" and "stockholder".

47. The Company may by special resolution reduce its share capital, redemption reserve fund, and any share premium account in any manner authorised by law.

GENERAL MEETINGS

48. The first ordinary general meeting shall be held at such time (within a period of not more than eighteen months from the date of the Company's incorporation) and at such place as the Directors may determine.

49. The Company shall in each year hold a general meeting as its annual general meeting in addition to any other meetings in that year and shall specify the meeting as such in the notice calling it, and not more than fifteen months shall elapse between the date of one annual general meeting of the company and that of the next. The annual general meeting shall be held at such time and place as the Directors shall appoint. All general meetings other than annual meetings shall be call "extraordinary general meeting".

50. The Directors may whenever they think fit and they shall on the requisition of members of the company holding at he date of the deposit of the requisition not less than one tenth of such of the paid up capital of the Company as at the date of the deposit carries the right of voting at general meetings of the Company convene an extraordinary general meeting. The requisition shall state the objects of the meeting and must be signed by the requisitionist and deposited at the registered office of the Company and may consist of several documents in like form each signed by one or more requisitionists. If the Directors do not with twenty-one days from the date of the deposit of the requisition proceed duly to convene a meeting the requisitionist or any of them representing more than one-half of the total voting rights of all of them may themselves convene a meeting but any meeting so convene shall not be held after the expiration of three months from the said date. A meeting convened under this article by the requisitionists shall be convened in the same manner as nearly as possible as that in which meetings are to be convened by Directors. Any reasonable expenses incurred by the requistionists by reason of the failure of the Directors duly to convene a meeting shall be repaid to the requisitionists by the Company and any sum so repaid shall be retained by the Company out of any sums due or to become due from the Company by way of fees or other remuneration in respect of their services to such of the Directors as were in default.

51. If at any time there are not within the Island sufficient Directors capable of acting to form a quorum, any Director or any two members of the Company may convene an extraordinary general meeting in the same manner as nearly as possible as that in which meeting may be convened by the Directors.

52. In case of an extraordinary general meeting called in pursuance of a resolution, unless such meeting shall have been stated in the requisition, as the objects of the meeting shall be transacted.

NOTICE OF GENERAL MEETINGS

53. An annual general meeting and a meeting called for the passing of a special resolution shall be called by twenty-one days' notice in writing at the least, and a meeting of the Company other than an annual general meeting or a meeting for the passing of a special resolution shall be called by fourteen days' notice at the least. The notice shall be exclusive of the day on which it is served or deemed to be served and of the day for which it is given, and shall specify the place, and the day and the hours of meeting and, in case of special business, the general nature of that business, and shall be given in manner hereinafter mentioned or in such other manner, if any, as may be prescribed by the Company in general meeting, to such persons as are, under these articles entitled to receive such notices from the Company.

54. A meeting of the Company shall, notwithstanding that it is called by shorter notice than specified in the last preceding article, be deemed to have been duly called with regard to length of notice if it is so agreed -

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(a) in the case of a meeting called as the annual general meeting by all the members entitled to attend and vote thereat; and

(b) in the case of any other meeting by a majority in number of the members having the right to attend and vote at the meeting, being a majority together holding not less than ninety-five per cent in nominal value of the shares giving that right

55. The accidental omission to give notice to any person entitled under these articles to receive notice of a general meeting, or the non-receipt by any such person of such notice, shall not invalidate the proceedings at that meeting.

PROCEEDINGS AT GENERAL MEETINGS

56. The business of an ordinary general meeting shall be to receive and consider the accounts and balance sheets, the reports of the Directors and Auditors, and any other documents required by law to be attached or annexed to the balance sheets, to elect Directors in place of those retiring, to elect auditors and fix their remuneration and to declare a dividend. All other business transacted at an ordinary general meeting, and all business (save as above) transacted at an extraordinary general meeting, shall be deemed special.

57. No business shall be transacted at any general meeting unless a quorum of members is present and such quorum shall consist of not less than two members present in person or by proxy.

58. If within half an hour from the time appointed for a general meeting a quorum be not present the meeting, if convened by or on the requisition of members, shall be dissolved. In any other case it shall stand adjourned to the same day in the next week at the same time and place; and if at such adjourned meeting a quorum be not present within half an hour from the time appointed for the meeting, those members who are present shall be deemed to be a quorum, and may do all business which a quorum might have done.

59. The chairman (if any) of the Board of Directors shall preside as chairman at every general meeting of the Company. If there be no such chairman, or if at any meeting he be not present within fifteen minutes after the time appointed for the holding the meeting or is unwilling to act as chairman, the members present shall choose one of the Directors present to be chairman; or if no Director be present and willing to take the chair the members present shall choose one of their number to be chairman.

60. The chairman may, with the consent of any general meeting at which a quorum is present (and shall if so directed by the meeting), adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place. When a meeting is adjourned for thirty days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. Save as aforesaid, it shall not be necessary to give any notice of an adjourned meeting or of the business to be transacted thereat.

61. At any general meeting every question shall be decided in the first instance by a show of hands; and unless a poll be (on or before the declaration of the result of the show of hands) directed by the chairman or demanded by at least two members entitled to vote, a declaration by the chairman that a resolution has been carried or not carried by a particular majority, and an entry to that effect in the Minute Book of the Company shall be conclusive evidence of the facts, without proof of the number or proportion of the votes recorded in favour of or against such resolution. The demand for a poll may be withdrawn.

62. If a poll be directed or demanded in the manner before mentioned it shall (subject to the provisions of Article 63 hereof) be taken at such time (but not more than thirty days after such direction or demand) and in such manner as the chairman may appoint and the result of such poll shall be deemed to be the resolution of the meeting at which the poll was directed or demanded.

63. In the case of an equality of votes at any general meeting, whether upon a show of hands or on a poll, the chairman shall be entitled to a second or casting vote.

64. No objection to the admission or rejection of any vote shall be taken except at the meeting or adjourned meeting at which the vote in dispute is given or tendered. The chairman shall determine any such objection if made within due time, and such determination shall be final and conclusive.

65. A poll demanded upon the election of a chairman or upon a question of adjournment shall be taken forthwith. Any business other than that upon which a poll has been demanded may be proceeded with pending the taking of the poll.

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VOTES OF MEMBERS

66. Subject to any special terms as to voting upon which any shares or class of shares may for the time being be held, upon a show of hands every member present in person or by proxy shall have one vote for every share held by him. Nothing herein contained shall be deemed to affect the existing rights attaching to the issued shares in the Company or any class thereof.

67. If any member be a person of unsound mind he may vote by his committee, receiver, curator bonis, or other legal curator.

68. No member shall be entitled to vote at any general meeting unless all calls or other sums presently payable by him in respect of the shares held by him in the Company have been paid.

69. All votes may be given either personally or by proxy, but no member shall be entitled to appoint more than one proxy to attend on the same occasion.

70. The instrument appointing a proxy shall be in writing under the hand of the appointer, or of his attorney duly authorised in writing, or if such appointer be a corporation either under its common seal or under the hand of an officer or attorney so authorised. A proxy shall have the same right as the member appointing him to speak at the meeting.

71. A proxy need not be a member of the Company.

72. The instrument appointing a proxy and the power of attorney or other authority (if any) under which it is signed, or a notarially certified or office copy of such power or authority, shall be deposited at the office not less than forty-eight hours before the time fixed for holding or adjourned meeting at which the person named in such instrument is authorised to vote, or in the case of a poll, not less than twenty-four hours before the time appointed for the taking of the poll, and in default the instrument of proxy shall not be treated as valid.

73. An instrument appointing a proxy shall be in the form set out in regulation 70 of Table `A` in the First Schedule to the Act or in any other form of which the Directors shall approve. Any member shall be entitled to appoint a proxy to vote for him at all general meetings of the Company.

74. Where it is desired to afford members an opportunity of voting for or against a resolution the instrument appointing a proxy shall be in the form set out in regulation 71 of Table `A` in the First Schedule to the Act or in any form of which the Directors shall approve.

75. The instrument appointing a proxy shall be deemed to confer authority to demand or join in demanding a poll.

76. A vote given or act done in accordance with the terms of an instrument of proxy shall be valid notwithstanding the previous death or insanity of the appointer, or revocation of the proxy or of the authority under which the proxy was executed, on the transfer of the share in respect of which the proxy is given, unless notice in writing of such death, insanity, revocation or transfer as aforesaid shall have been received by the Company at the office before the commencement of the meeting or adjourned meeting or poll at which the vote was given or the act was done.

CORPORATIONS ACTING BY REPRESENTATIVES AT MEETINGS

77. A corporation being a member of the Company may by instrument in writing under its seal or under the hand of an officer or attorney so authorised or by a resolution of its directors or other governing body appoint any person to act as its representative at any meeting of the Company until such instrument in writing or resolution be revoked by a similar instrument in writing or resolution, and such representative shall be entitled to exercise the same functions on behalf of the corporation which he represents as if he had been an individual member of the Company.

ROUND ROBIN

78. Subject to the provisions of the Act, a resolution in writing signed by all the members for the time being entitled to receive notice of and to attend and vote at general meetings (or being corporation by their duly authorised representatives) shall be as valid and effective as if the same had been passed at a general meeting of the Company duly convened and held.

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DIRECTORS

79. (a) The number of directors excluding alternate directors shall not be less than two nor more than ten

(b) The first directors of the company shall be:
(c)

- **Rhonda Adams**
- **Tracy Campbell**

80. A Director need not be a member of the Company.

81. The remuneration of the Directors shall be such sum or sums as may from time to time be determined by them and approved by the Company in general meeting.

82. The Directors shall be paid such travelling, hotel and other expenses as may properly be incurred by them in the execution of their duties, including any such expenses incurred in connection with their attendance at meetings of Directors and at general meetings or in connection with the business of the Company.

83. The Directors may award special remuneration out of the funds of the Company to any Director going or residing abroad in the interests of the Company, or undertaking any work additional to that usually required of Directors of a company similar to this.

84. The Company may by ordinary resolution remove any Director before the expiration of his period of office notwithstanding anything in these articles or in any agreement between the Company and such Director and may by ordinary resolution appoint another person in his stead. The person so appointed shall be treated for the purpose of determining the time at which he or any other Director is to retire as if he had become a Director on the day on which the Director in whose place he is appointed was last appointed a Director.

BORROWING POWERS

85. The Directors may raise or borrow for the purposes of the Company such sum or sums of money as they think fit. The Directors may secure the repayment of or raise any such sums as aforesaid and also secure the repayment of any sum or sums due or owing by the Company or by any other person by Bill of Sale Mortgage or charge upon the whole or any part of the property and assets of the Company, present and future, including its uncalled capital, or by the issue, at such price as they may think fit, of bonds debentures or debenture stock, either charged upon the whole or any part of the property and assets of the Company or not so charged, or by bonds, bills of exchange, promissory notes or in such other way as the directors may think expedient.

86. Any bonds debentures, debenture stock or other securities issued or to be issued by the Company shall be under the control of the Directors who may issue them upon such terms and conditions and in such manner and for such consideration as they shall consider to be for the benefit of the Company.

POWERS AND DUTIES OF DIRECTORS

87. The business of the Company shall be managed by the Directors, who may pay all expenses incurred in the formation and registration of the Company, and may exercise all such powers of the Company as are not by the Act or by these Articles required to be exercised by the Company in General Meeting, subject nevertheless to the provisions of these Articles and of the Act, and to such regulations not being inconsistent with the aforesaid provisions, as may be prescribed by the Company in General Meeting; but no regulation made by the Company in General Meeting shall invalidate any prior act of the Directors which would have been valid if such regulation had not been made. The general powers conferred upon the Directors by this Article shall not be deemed to be abridged or restricted by any special power conferred upon the Directors by any other Article.

88. The Directors may from time to time and at any time by power of attorney appoint any company, firm or person or body of persons, whether nominated directly or indirectly by the Directors to be the attorney or attorneys of the Company for such purpose and with such powers, authorities and discretion (not exceeding those vested in or exercisable by the Directors under these Articles) and for such period and subject to such conditions as they may think fit, and any such powers of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney as the Directors may think fit and may also authorize any such attorney to delegate all or any of the powers, authorities and discretion vested in him.

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89. The Company may exercise any powers conferred by the Act with regard to having an official seal for use abroad, and such powers shall be vested in the Directors.

90. A Director may enter into or be interested in contacts or arrangements with the Company (whether with regard to any such office or place of profit or any such acting in a professional capacity or as vendor, purchaser or otherwise howsoever) and may have or be interested in dealings of any nature whatsoever with the Company and shall not be disqualified from office thereby. No such contract, arrangement, or dealing shall be liable to be avoided nor shall any Director so contracting, dealing or being so interested be liable to account to the Company for any profit arising out of any such contract, arrangement, or dealing to which be is a party or in which he is interested by reason of his being a Director of the Company or of the fiduciary relationship thereby established. A Director may vote as a Director in respect of any contract or arrangement in which he is so interested as aforesaid and shall be counted in the quorum at any meeting at which such matter is considered.

91. A Director may be or continue or may become a Director or other officer or servant of, or otherwise interested in, any other company in which the Company is in any way interested and shall not (in the absence of agreement to the contrary) be liable to account to the Company for any emoluments or other benefits received or receivable by him as Director, officer or servant of, or from his interest in such other company.

92. (a) A Director who is in any way, whether directly or indirectly, interested in a contract with the Company shall declare the nature and extent of his interest at the meeting of the Directors.

(b) In the case of a proposed contract, the declaration required by this article to be made by a Director shall be made at the meeting of the Directors at which the question of entering into the contract is first taken into consideration, or, if the Director was not at the date of that meeting interested in the proposed contract, at the next meeting of the Directors held after he became so interested, and in case where the Director becomes interested in a contract after it is made, the said declaration shall be made at the first meeting of the Directors held after the Director becomes so interested.

(c) For the purpose of this article, a general notice given to the Directors of the Company by a Director to the effect that he is a member of a specified company or firm and is to be regarded as interested in any contract which may, after the date of the notice be made with that company or firm shall be deemed to be a sufficient declaration of interest in relation to any contract so made if the following conditions are satisfied, that is to say, that:

i) there are stated in the said notice the nature and extent of the interest of the said Director in such company or firm; and

ii) at the time the question of confirming or entering into any contract is first taken into consideration the extent of his interest in such company or firm is not greater than is stated in the notice; and

iii) either the notice is given at the meeting of the Directors or the Director takes all reasonable steps to secure that is brought up and read at the next meeting of the Directors after it is given.

93. A Director may hold any office or place of profit under the Company in conjunction with the office of Director for such period, and on such terms as to remuneration and otherwise, as the Directors may determine, and a Director or any firm in which he is interested may act in a professional capacity for the Company and he or such firm shall be entitled to remuneration for professional services as if he were not a Director; provided that nothing contained in these presents shall authorised a Director or any such firm to act as auditor to the Company.

94. All cheques, promissory notes, drafts, bill of exchange and other negotiable instruments, and all receipts for moneys paid to the Company, shall be signed, drawn, accepted, endorsed, or otherwise executed, as the case may be by any one director and the secretary or in such manner as the directors shall from time to time by resolution determine.

95. The Directors may give or award pensions, annuities, gratuities, and superannuation or other allowances or benefits to any persons who are or have at any time been Directors of or employed by or in the service of the company or any which is a subsidiary of the Company, and to the wives, widows, children and other relatives and dependents of any such persons, and may set up, establish, support and maintain pension,

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superannuation or other funds or schemes (whether contributory or non-contributory) for the benefits of such persons as are hereinbefore referred to or any of them or any class of them. Any Director shall be entitled to receive and retain for his own benefit any such pension, annuity gratuity allowance or other benefit, and may vote as a Director in respect of the exercise of any other powers of this article conferred upon the Directors notwithstanding that he is or may be or become interested therein.

96. The Company may upon the issued of any debentures or other securities confer upon the creditors of the Company holding the same or any trustees or other persons acting on their behalf, a voice in the management of the Company, whether by giving them the right of attending an voting at general meetings or by empowering them to appoint one or more persons to be Directors of the Company or otherwise as may be agreed.

97. If any Director or other person shall become personally liable for the payment of any sum primarily due from the Company, the Directors may execute or cause to be executed any mortgage, charge, bill of sale or security over or affecting the whole or any part of the assets of the Company by way of indemnity to secure the Directors or person so becoming liable s aforesaid from any loss in respect of such liability.

98. A register of holders of debentures of the Company shall be kept at the office in accordance with the provisions of the Act and shall be open to the inspection of the registered holders of such debentures and of any member of the Company, subject to such restrictions as the Company, subject to such restrictions as the Company in general meeting may from time to time impose. The Directors may close such register for such period or periods as they think fit, not exceeding in the aggregate thirty days in each year. The Directors shall cause a proper Register of Charges to be kept in accordance with Section 102 of the Act and same shall be kept open for inspection for in the Act.

99. The Directors may exercise or procure the exercise of the voting rights attached to share in any other company in which this Company is or becomes in any way interested, any may exercise any voting rights to which they are entitled as Directors of any such other company in such manner as they shall in their absolute discretion think fit, including the exercise thereof in favour of any resolution appointing themselves or any of them as Directors, officers or servants of such other company, and fixing their remuneration as such, and mey vote as Directors of this Company in connection with any of the matters aforesaid.

100. The Directors shall have power at any time and from time to time to appoint any other person to be a Director of the Company, either to fill a casual vacancy or as an additional to the Board, but so that the total number of Directors shall not any time exceed the maximum number fixed as hereinbefore mentioned. Any Director so appointed shall hold office only until the next following annual general meeting, when he shall retire but shall be eligible for re-election.

DISQUALIFICATION OF DIRECTORS

101. The office of a Director shall be vacated if -

(a) he becomes bankrupt or makes an arrangement or composition with his creditors generally;

(b) he becomes of unsound mind;

(c) he absents himself from the meetings of Directors for a period of six months without special leave of absence from the Board of Directors;

(d) he resigns his office by not less than thirty days notice in writing to the Company, but this paragraph shall not apply to a Managing Director holding office as such for a fixed term;

(e) he ceases to be or becomes prohibited from being a Director by reason of any provision in or any order made under the Act.

But any act done in good faith by a Director whose office is vacated as aforesaid shall valid unless, prior to the doing such act, written notice shall have been served upon the Company or any entry shall have been made in the Directors' Minute Book stating that such Director has ceased to be a Director of the Company.

ROTATION OF DIRECTORS

102. At the first Annual General Meeting and at the Annual General meeting of the Company in every subsequent year all the Directors shall retire from office. A retiring director shall be eligible for re-election.

103. The Company at the annual general meeting at which any Director retires in manner aforesaid may fill up the

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vacate office, and may fill up any other offices which may then be vacant by electing the necessary number of persons. The Company may also at any extraordinary general meeting, on notice duly given fill up any vacancies in the office of Director, or appoint additional Directors, provided that the maximum number fixed as hereinbefore mentioned be not exceeded.

104. No person other than a Director retiring at the Meeting shall, unless recommended by the Directors for election be eligible for election to the office of Directors at any general meeting unless, not less than seven nor more than twenty-one days before the day appointed for the meeting there shall have been left at the office notice in writing signed by a member duly qualified to attend and vote at such meeting, of his intention to propose such person for election, and also notice in writing signed by that person of his willingness to be elected.

105. If at any general meeting at which an election of Directors ought to take place, the place of any retiring Director be not filled up, such retiring Director shall (unless a resolution for his re-election shall have been put to the meeting and lost) continue in office until the annual general meeting in the next year, and so on from time to time until his place has been filled up, unless at any such meeting it shall be determined to reduce the number of Directors in office.

106. The Company may from time to time in general meeting increase or reduce the number of Directors, and may also determine in what rotation such increased or reduced number is to go out of office.

PROCEEDINGS OF DIRECTORS

107. The Directors may meet together for the dispatch of business, adjourn and otherwise regulate their meetings as they think fit, and determine the quorum necessary for the transaction of business. Until otherwise determined two Directors shall constitute a quorum. Questions arising at any meeting shall be decided by a majority of votes. In case of an equality of votes the Chairman shall have a second or casting vote. A Director may, and the Secretary on the requisition of a Director shall, at any time summon a meeting of the Directors to any Director for the time being absent from the Island.

108. The continuing Directors may act notwithstanding any vacancy in their body, but if and so long as the number of Directors is reduced below the number fixed by or pursuant to these Articles as the necessary quorum of Directors, the continuing Directors may act for the purpose of increasing the number of Directors to that number, or of summoning a general meeting of the Company, but for no other purpose.

109. The Directors may elect a chairman of their meetings and determine the period for which he is to hold office; but if no such chairman be elected, or if at any meeting the Chairman be not present within five minutes after the time appointed shall choose some one of their number to be Chairman of such meeting.

110. The Directors may delegate any of their powers to committee, consisting of such one or more of their body as they think fit. Any committee so formed shall, in the exercise of the powers so delegated, conform to any regulations that may be imposed on it by the Directors. The regulations herein contained for the meetings and proceedings of Directors shall, so far as not altered by any regulations made by the Directors, apply also to the meeting and proceedings of any committee.

111. All acts done by any meeting of the Directors or of a committee of Directors, or by any persons acting as Directors shall notwithstanding that it be afterwards discovered that there was some defect in the appointment of any such Directors or persons acting as aforesaid, or as if every such person had been duly appointed and was qualified to be a Director.

112. A memorandum in writing signed by all the Directors for the time being entitled to receive notice of a meeting of Directors and annexed or attached to the Directors' Minute Book shall be as effective for all purposes as a resolution of the Directors passed at a meeting duly convened, held and constituted. Any such memorandum may consist of several documents in like form each signed by one or more of such Directors.

113. Any Director may, by writing under his hand appoint any person (whether a member of the Company or not) who is approved by the Board of Director to be his alternate; and every such alternate shall be entitled to notice of all meetings of Directors and shall be entitled to attend and vote at meetings of the Directors, and shall have and exercise and the powers, rights, duties and authorities of the Director appointing him, but shall not be required to hold or acquire a share qualification: provided always that no such appointment shall be operative unless or until the approval of the Board of Directors shall have been given and entered in the Directors' Minute Book. A Director may at any time in writing revoke the appointment of an alternate appointed by him, and, subject to such approval as aforesaid, appoint another person in his place, and if a Director shall die or cease to hold the office of Director the appointment of his alternate shall thereupon cease and determine: provided nevertheless that if a Director retires by rotation and is re-elected by the meeting at which such retirement took effect, any appointment made by him pursuant to this article which was in force immediately prior to his

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retirement shall continue to operate after his election as if he had not so retired. All appointments and removals of alternate directors shall be left with the Secretary or the Chairman of the Directors or may be effected by telegram or cable sent to the Secretary or the Chairman of the Directors.

114. Every person acting as an alternate for a Director shall be an officer of the Company, and shall alone be responsible to the Company for his own acts and defaults and he shall not be deemed to be the agent of or for the Director appointing him. The remuneration of any such alternate shall be payable out of the remuneration payable to the Director appointing him and shall consist of such portion of the last mentioned remuneration, as shall be agreed between the alternate and the Director appointing him, and as is notified in writing to the Company by the Director making the appointment.

MANAGING DIRECTOR

115. The Directors may from time to time appoint one or more of their body to be a Managing Director or Managing Directors of the Company, and may fix his or their remuneration either by way of salary or commission or by conferring a right to participation in the profits of the Company, or by a combination of two or more of those modes, and may provide as a term of his appointment that there be paid to him, his widow or other dependents a pension or gratuity on retirement or death and the terms of such employment need not be confirmed by the Company in general meeting.

116. Every Managing Director shall, subject to the provisions of any contract between himself and the Company with regard to his employment as such Managing Director, be liable to be dismissed or removed by the Board of Directors, and another person may be appointed in his place.

117. A Managing Director shall not, while he continues to hold that office, be liable to retire by rotation, and he shall not be taken into account in determining the rotation in which the other Directors shall retire or the number to retire, but he shall be subject to the same provisions as regards resignation, removal, and disqualification as the other Directors, and if he ceases to hold the office of Director from any cause he shall ipso facto cease to be a Managing Director.

118. The Directors may from time to time entrust to and confer upon the Managing Director all or any of the powers of the Directors (excepting the power to make calls, forfeit shares, borrow money, or issue debentures, or mortgage or charge the property and assets of the Company) that they may think fit, but the exercise of all such powers by the Managing Director shall be subject to such regulations and restrictions as the Directors may from time to time make and impose, and the said powers may at anytime be withdrawn, revoked or varied.

SECRETARY

119. The Secretary and Assistant Secretary shall be appointed by the Directors for such term, at such remuneration and upon such conditions as they may think fit; and any Secretary or Assistant Secretary so appointed may be removed by them.

120. No person shall be appointed or hold office as secretary who is:

(a) the sole director of the Company; or

(b) a corporation the sole director of which is the sole director of the Company; or

(c) the sole director of a corporation which is the sole director of the company.

121. A provision of the Act or these articles requiring or authorizing a thing to be done by or a Director and the Secretary shall not be satisfied by its being done by or to the same person acting both as Director and as or in the place of the secretary.

MINUTES

122 The Directors shall cause minutes to be made in books provided for the purpose -

(a) of all appointments of officers made by the Directors;

(b) of the names of the Directors present at each meeting of the Directors and of any committee of the Directors;

(c) of all resolutions and proceedings at all meetings of the Company and of Directors and of committees of Directors.

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SEAL

123. The Directors shall forthwith procure a seal to be made for the Company, and shall provide for the safe custody thereof. Every instrument to which the seal shall be affixed shall be signed by a Director and shall be countersigned by the Secretary or by a Director or by some other person appointed by the Directors for the purpose.

DIVIDENDS

124. Subject to the right of the holders of any shares entitled to any priority, preference, or special privileges, all dividends shall be declared and paid to the members in proportion to the amounts paid up on the shares held by them respectively. No amount paid on a share in advance of calls shall be treated for the purpose of this Article as paid on the share. All dividends shall subject as aforesaid be apportioned and paid proportionately to the amounts paid up on the shares during any portion or portions of the period in respect of which the dividend is paid; but if any share is issued on terms providing that it shall rank for dividend from a particular date it shall rank accordingly.

125. The Directors shall lay before the Company in General Meeting a recommendation as to the amount (if any) which they consider should be paid by way of dividend, but such dividend shall not exceed the amount recommended by the Directors.

126. No dividend shall be paid otherwise than out of profits of the Company and for the purpose of this Article profits shall include all realized profits whether arising by way of trade or by way of disposal of fixed assets or investments.

127. The Directors may from time to time pay to members or any class of members, such interim dividends as appear to the Directors to be justified by the profits of the Company.

128. The Directors may deduct from the dividends payable to any member all such sums of money as may be due from him to the Company on account of calls or otherwise howsoever and whether any such indebtedness be statute-barred or not.

129. The Company may transmit any dividend or bonus payable in respect of any share by ordinary post to the registered address of the holder or, in the case of joint holders of one of the holders of such share or to such person and address as the holder or joint holder may direct, and shall not be responsible for any loss arising in respect of such transmission.

130. No dividend shall bear interest against the Company.

131. The Directors may with the sanction of the Company in General Meeting,distribute in kind among the members by way of dividend any of the assets of the Company, and in particular any shares or securities of other companies to which this Company is entitled: Provided always that no distribution shall be made which would amount to a reduction of capital except in the manner appointed by Law.

132. All dividends unclaimed for one year after having been declared, may be invested or otherwise made use of the Directors for the benefit of the Company until claimed and if unclaimed for 12 years may be forfeited and retained by the Company.

RESERVE FUNDS

133. Before recommending a dividend the Directors may set aside any part of the net profits of the Company to a reserve fund, and may apply the same either by employing it in the business of the Company or by investing it in such manner (subject to Article 9 hereof) as they shall think fit, and the income arising from such reserve fund shall be treated as part of the gross profits of the Company. Such reserve fund may be applied for the purpose of maintaining the property of the Company, replacing wasting assets, meeting contingencies, forming an insurance fund, equalising dividends, payable special dividends or bonuses, or for any other purpose for which the net profits of the Company may lawfully be used, and until the same shall be so applied it shall be deemed to remain undivided profit. The Directors may also carry forward to the accounts of he succeeding year or years any profit or balance of profit which they shall not think fit to divide or to place to reserve.

ACCOUNTS

134. The Directors shall cause proper books of accounts (being such books of account as are necessary, to give a true and fair view of the state of the Company's affairs and to explain its transactions) to be kept with respect to:-

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. . . • • ( a} a/I sums of money 18Ceiv9d and expended by the Company, and the matters in respect of which such recefpts and expenditure take plea,; ( b} all salesan putehBses of goods by the Compaoy; (c} the assets and liabilities of the Company. 135 The books of account shal be kept at the office, orsubject totheprovisions of the Act st which other place or places as the Ditedors may c/ 61 emrine, and sh 8 II a/WaJiS be open to the inspaction of the Ditectors . The Directors may from time totimeby resolution detetmine whether and to what extent, and at what times and p/ 8 C 8 S . and on wn 8 t condition $ the books and ao : ounts of the Company . or MY of them, shall be open to the membets shall haw only such rights of inspection as sre given to them by the Act or by such resolution as sforessid. 136. The Dir 8 ctors shall from time to tine, in sccorrJIM 1 CIJ di Sediotls 143 and 145 ofthe Act , cause to be prepared and to belslcJ befo,v the Company in general meeting such profit and loss accounts, balsnce sheets , group 8 CCO(l 1 ts (if any} and repons as are referred to in those sections . 137. A copy of el'BfY ba/sncesheet (including every document 18 QUired by law to be annexed the,vto} which is to be laid before the Company in general meeting, together di a copy ofthe auditors ' repoit, shall not /eS 8 thwi twenty - ooe days before the date of the meeting be sent to ew,y member of, and e ry holder of debentures of,the Company and to every person registered under article 33 ; provided th 81 this attfcle shall not 18 Quire a copy of those documents lo be sent to eny personof wf 1 ose eddress theCoof,any is not awara or to more than one of the joint holders of anyshsres ordebentures . CAPITALIZADQN QF PROFITS 138. TheCompany in general meeting may upon the recommendations of the Dif 9 ctors r&SONe that itisdesirable to capitalised wiy pEllf of the amount for the time being standing to the credit of the profit and loss account or o/hetwise svailable for distribution and BCCMiingly that such sum be set free for distribution among the members who would have been entitfed themto if distributed by way ofdividend and in the same proportions oncondition that thesame be not paid in cash but be spplied either inor to't ¥ 81 Tis paying up any amounts for the time beilg unpaJd on any shares held by such membets ly or paying up In ftil un/ssued shal8S or debentur&s of the Comp81Jy to be allotted and distributed credited as fully paid up to and among suc · h members inthe proportion aforesaid or parlJo/ inthe one wayandparity Inthe other and the Directors sh8JI give e to such rusolution : providf 1 d that a shsre p,vmium IICCO(IJf ande capita/ 18 der,ptioo /' 8 S 8 N 8 fund may, for the purpose of this arlicle, only be applied Inthe paying up of unissued shsres to be issued to members of theCompany as (u/J't paid bonus shares . 139 . WhenMr such a 18Solufun as afotesaid shall have been passed the()!rectors shall make aJI appropriations and applications of the undivided profits l8Solved to be Cf:¥)/talised thereby, and all the allotments and issues of (u/J't paid . shares or debentures, If any, and generally shall do all eas and things ,vqul/Vd to give effect the,vto with ftil p< : t,Wt to the Directors to make such provisions by the issue of fractional cettfficates or by payment in cash or othelwise as they think flt for the caseof sh 8 f 9 S or debentures becoming distributable in fractions, and also to authorize any person to enter on behalf of all the members entitled thereto into an agniement with theCompany providing for the allotment to them f 8 SP(Jdively, credited as fully paid up of any further shll! 9 S or debentures to ttnlch they may be entitled upon such capitailzat , ion or (as the case may niqu/,v} for the payment up by theCompany ontheir behalf, by the application thereto respec/ivepropo,tions · ofthe profits reso/v!td to be capHa/Md, ofthe amounts or any pEllf oftheamounts nimaining unpaid ontheir ax/sting sh 8 /' 9 s, and flllY ag,vement made under such authority shall be effective and binding on all such members . • AUDITORS 140. The Company shall at each annual general meeting appoint an auditor or auditors to hold off',ce from the conckJsion of that, until the conclusion of the next annulll gener&I meeting. The ,vmuneration of the auditors shall be fixed by theCompany In general meeting or in sud! manner as the Company in general meelilg shall detetmlne . In all other respects auditcxs shall be appointed and their duties regulated in sccorrJence with Sections 153 to 156 ofthe Act . . . .

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NOTICES

141. A notice may be served by the Company upon any member either personally or by sending it through the post addressed to such member at his registered address supplied by him to the Company for the giving of notice to him.

142. No member shall be entitled to have a notice served on him at any address not in Jamaica, but any member whose registered address is not in Jamaica may by notice in writing require the Company to register an address in Jamaica, which, for the purpose of the service of notices, shall be deemed to be his registered address. A member who has no registered address in Jamaica, and has not given notice as aforesaid, shall not be entitled to receive any notices from the Company.

143. Any notice, if sent by post, shall be deemed to have been served at the expiration of forty-eight hours after the same shall have been posted; and in providing such service it shall be sufficient to prove that the envelope containing the notice was properly addressed and stamped and put into the post office or into any post box subject to the control of the Postmaster General.

144. A notice maybe given by the Company to the person entitled to a share in consequence of the death or bankruptcy of a member by sending it through the post in a prepaid letter addressed to him by name, or by the title of representatives of the deceased, or trustee of the bankrupt, or by any like description, at the address, if any, in Jamaica supplied for the purpose by the person claiming to be so entitled, or (until such address has been supplied) by giving the notice in any manner in which the same might have been given if the death or bankruptcy had not occurred.

145. Subject to such restrictions affecting the right to receive notices as are for the time being applicable to the holders of any shares, notice of every general meeting shall be given in any manner hereinbefore authorised to -

(a) every member except those members who (having no registered address in Jamaica) have not supplied to the Company an address in Jamaica for the giving of notices to them; and

(b) every person upon whom the ownership of a share devolves by reason of his being a legal personal representative or a trustee in bankruptcy of a member where the member but for his death or bankruptcy would be entitled to receive notice of the meeting; and

(c) the auditor for the time being of the Company
no other person shall be entitled to receive notices of general meetings.

DISCOVERY OF SECRETS

146. No members shall be entitled to require or receive any information concerning the business, trading or customers of the Company, or any trade secret or secret process of or used by the Company, beyond such information as to the accounts and business of the Company as is by these articles or by the Act directed to be placed before the Company in general meeting, and no member shall be entitled to inspection of any of the books, papers, correspondence or documents of the Company except so far as such inspection is authorised by the articles or by the Act.

INDEMNITY

147. The Company shall indemnify every Director and other officer and servant of the Company against all losses, costs and expenses (including travelling expenses) in any way incurred by him in the proper discharge of his duties, and the Directors shall pay or retain in the same out of the funds of the Company. If any Director or other officer of the Company is guilty of actual fraud or dishonesty whereby the Company incurs any loss or damage, such Director or other officer shall be liable to recoup the same to the Company. Except as aforesaid, no officer of the Company shall be liable to the Company for any loss, damage, costs or expenses that may happen to or be incurred by the Company in consequence of any act, omission or default by such officer while purporting to act as such.

WINDING UP

148. If the Company shall be wound up of the assets remaining after payment of the debts and liabilities of the Company and the cost of the liquidation shall be applied. First, in repaying to the members the amounts paid up on the shares held by them respectively; and the balance (if any) shall be distributed among the members in proportion to the number of shares held by them respectively. Provided always the provisions hereof shall be subject to the rights of the holders of shares (if any) issued upon special conditions.

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• 149. In a winding up any pa,t of the asseisof the Company including any shm inor securities of other companies · 1118Y with the sanction of M orriinsry f8SO/ution of the Company, be divided among the rnemtiers of the Company in or may, with . the like the liquidation of the Comp111iy 1118Y be closed Md the Company dissdved, but so that no rm,(llber shall be compe/led tr;,accept anyshllfllS whereonthere is any lieb/1/ly. • . ' • Mc.t..1li!!ic - Safc . ' ' . '

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Patent #5,856,876
VALID
TouchSafe®

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SIGNATURE OF SUBSCRIBERS	NAMES AND ADDRESSES AND DESCRIPTION OF SUBSCRIBERS
Rhonda Adams	Rhonda Adams 8B Old Stony Hill Road St. Andrew Chartered Secretary
T Campbell	Tracy Campbell Townhouse # 8 1 Dilcoosha Avenue Kingston 10 Chartered Secretary

WITNESS TO THE ABOVE SIGNATURES:

Name: Maxine Wallace, MWalker

Address: 9 Lowell Ave

Kingston 19

Occupation: Secretary

DATED THIS 19th DAY OF March 1999

OFFICE OF THE REGISTRAR OF COMPANIES
Protection, Freedom, Commerce

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Patent #5,772,248
TamperSafe®
MetallicSafe®
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